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                                                                   EXHIBIT 10.5B


                          FORM OF DEFERRED COMPENSATION
                            CAPITAL ACCUMULATION PLAN


Wallace Computer Services, Inc. (the "Company") and its subsidiaries hereby establish a non-qualified deferred compensation program for certain of their employees as described herein. The following shall constitute the terms and conditions of the Wallace Computer Services, Inc. [year] Deferred Compensation/Capital Accumulation Plan (the "Plan"), effective _________ ___, _____ (the "Effective Date"). The Company and its subsidiaries are referred to below collectively as "Employers" and individually as "Employer."

1. Administration. Full power and authority to construe, interpret and administer the Plan shall be vested in the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have the authority to make determinations provided for or permitted to be made under the Plan, to interpret the Plan, and to promulgate such rules and regulations, if any, as the Committee considers necessary and appropriate for the implementation of the Plan.

2. Eligibility and Participation. The Committee, at its sole discretion, shall establish eligibility qualifications for participation in the Plan. Participation shall be limited to key executives and a select group of highly compensated employees of the Employers.

3.       Deferred Compensation.

         A. Each Participant may make an irrevocable election in writing to defer up to 20% of Compensation, as defined in Subsection 3(B), paid during the period ________ ____, _____ through __________ ___,
            ______ (the "Deferral Amount"). Such amount shall not be less than $1,000. Deferred compensation at the deferral percentage will be deducted from Compensation payable to the Participant during the deferral period.

         B. "Compensation" means salary, bonuses, and commission of the Participant before reduction pursuant to this or any other employee benefit plan.

         C. The Employer shall establish and maintain a bookkeeping account in the name of each Participant, which shall be known as the "Deferral Account." It shall be credited with the Deferral Amount and interest compounded quarterly at the rate equivalent to the average Moody's Long-Term Corporate Bond Yield for the preceding calendar quarter as determined from the Moody's Invester Service, Inc. (or any successor thereto) (the "Moody's Corporate Bond Rate"). As provided in Sections 5, 6 and 7 of the Plan, the interest rate on lump sum payments as a result of certain events will differ from the rate set forth in the preceding sentence. Amounts paid to the Participant or his/her Beneficiary pursuant to this Plan shall be deducted from the account balance as of the first day of the month in which such payment is made.

         D. The Participant's Deferral Account shall at all times be reflected on the Employer's books in accordance with generally accepted accounting practices as a general, unsecured and unfunded obligation of the Employer. The Plan shall not give any person any right or security interest in any asset of the Employer nor shall it imply any trust or segregation of assets by the Employer. Payments from the Participant's Deferral Account shall be made from the general assets of the Employer.



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4.       Time and Manner of Payment. The Participant's Deferral Account shall be distributed as follows:

         A. Installment Payments.

            (1) A Participant shall be entitled to fifteen (15) equal annual installment payments commencing at age sixty-five (65) if one of the following conditions is met:

                a. the Participant remains in the continuous employ of the
                   Employers during the period from _________ ___, _____ until the Participant reaches age sixty-five (65); or

                b. after a period of continuous employment with the Employers beginning on or before ___________ ____, _____ the Participant retires as defined in Subsection 4(D).

            (2) A Participant who attained age fifty-five (55) as of
                ____________ ____, _______ may elect, at the time of making the deferral election pursuant to Subsection 3(A), to receive ten
                (10) equal annual installments commencing at age seventy (70) in lieu of installment payments under Subsection 4(A)(1) if he/she becomes eligible for such payments.

                Installment payments shall be calculated to amortize fully the accumulated value of the Deferral Amount over the payment period. For purposes of this Subsection A, the interest rate to be credited in this calculation of the accumulated value of the Deferral Amount shall be the Moody's Corporate Bond Rate.

         B. Interim Payments. Participants may elect, at the time of making the deferral election pursuant to Subsection 3(A), to receive one (1) interim distribution, the amount of which may equal up to the Participant's Deferral Amount. The election shall specify the year in which the interim distribution is to be made, which year shall be not earlier than [year]. This distribution payment shall be made to the Participant within a reasonable time after January 1 of the year in which the interim distribution is to be made pursuant to the election. These payments shall be charged to the Participant's Deferral Account as of the first day of the month in which the payment is made. This Subsection does not apply to Participants whose employment is terminated as described in Subsection C of this
            Section 4 or in Sections 5, 6, or 7(B).

         C. Payment Upon Termination. A Participant whose employment with the Employers is voluntarily or involuntarily terminated prior to the Participant's Retirement for reasons other than those described in Sections 5 and 6 below shall receive, as soon as practicable after such termination, a lump sum payment in the amount of the accumulated value of the Deferral Amount. For purposes of this Subsection C, the rate to be credited in the calculation of the accumulated value of the Deferral Amount shall be the Moody's Corporate Bond Rate.

         D. Retirement. Retirement shall mean leaving the active employ of the Employer at or after age sixty (60) or age fifty-five (55) with at least twenty (20) years of service.

5. Dishonest Conduct. Notwithstanding any other provision of this Plan, if Participant's employment with an Employer is terminated at any time for reason of dishonest or fraudulent conduct injurious to





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                the Employer, the sole amount payable to or on behalf of
                Participant hereunder shall be a lump sum payment of the accumulated value of the Participant's Deferral Amount, payable as soon as practicable after such termination of employment. For purposes of this Section 6, the simple rate of interest to be credited in the calculation of the accumulated value of the Deferral Amount shall be zero percent (0%).

6.       Payment Upon Death of Participant.

            A. If a Participant dies subsequent to the commencement of Installment Payments, the Company shall pay any unpaid annual Installment Payments due the Participant under Subsection 4(A) to the Participant's Beneficiary, commencing with the next such payment due following the date of Participant's death.

            B. If a Participant dies prior to the commencement of Installment Payments, the Participant's Beneficiary shall receive Installment Payments described in Subsection 4(A)(1) commencing at the time of the Participant's death. Interim Payments described in Subsection 4(B) will not be made.

7. Beneficiary Designation. A Participant may from time to time designate any legal or natural person or persons (who may be designated continently or successively) as his/her Beneficiary, to whom payments are to be made if the Participant dies before receiving payment of all amounts due hereunder, by signing a form approved by the Committee. A beneficiary designation form shall be effective only after the signed form is filed with the Committee while the Participant is alive. A properly filed designation shall cancel all beneficiary designation forms filed earlier. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries of a Participant die before the Participant, or before complete payment of all amounts due hereunder, the Committee, in its discretion, may direct the Employers to pay the unpaid amounts to one or more of such Participant's relatives by blood, adoption or marriage in any manner permitted by law which the Committee considers to be appropriate, including but not limited to payment to the legal representative or representatives of the estate of the last to die of Participant and Participant's designated Beneficiaries.

8. Disability. If Participant's employment with the Employers is terminated prior to Participant's Retirement by reason of Participant's Disability, Participant's employment with the Employers, for purposes of the Plan, shall be deemed to continue until the earliest of his/her death, the date his/her Disability ceases, or the date the Participant would have first been eligible for Retirement and the provisions of the Plan shall be applicable to such Participant to the same extent as if Participant were, in fact, employed by the Employers during that period. However, if such termination of employment occurs prior to_________ ___, ______, the Participant's benefit will be determined taking into account only the amount actually deferred by the Participant during the Deferral Period.

         A Participant shall be deemed to incur a Disability if, in the opinion of a physician selected by the Committee, the Participant is no longer capable of performing a substantial portion of the duties of his/her employment because of a physical or mental disability which is likely to be permanent and continuous during the remainder of the Participant's lifetime.

9.       Payment Upon a Material Change.

         A. For purposes of this Plan, a "Material Change" shall be deemed to have occurred if any of the following should occur:



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            (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Rule 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 10
                (A); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 35% or more of the Outstanding Common Stock or 35% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Material Change;

            (2) individuals who, as of the date hereof, constitute the Board
                (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

            (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 65% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to




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                such Corporate Transaction, of the Outstanding Common Stock and
                the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transactions; or

            (4) the consummation of a plan of complete liquidation or
                dissolution of the Company.

         B. At the time of a Material Change, the Company shall remit to an independent trustee (the "Trustee") of a grantor trust established by the Company (the "Trust"), an amount equal to the lump sum payment, payable upon the termination of a Participant, determined in accordance with Section 10(E).

            At all times after the Material Change occurs, the exercise of authority and responsibility in the administration of the Plan with respect to each individual who was a Participant in the Plan immediately prior to the date that the Material Change occurs (a "Protected Participant"), or with respect to the Beneficiary of a Protected Participant, shall be subject to a de novo standard of review by a court in any action brought under Title I of ERISA. At all times after the Material Change occurs, a bank that is organized under the laws of the United States of America or one of its States, that has a combined capital and surplus in excess of $250,000,000, and that is otherwise independent of and has no material business relationships with the Company or Related Company (as defined in Section 10(C)) shall be the Trustee of the Trust and the authority to manage, acquire, and dispose of all assets of the Trust shall be vested in that Trustee to the extent not vested in one or more investment managers (as defined in Section 3(38) of ERISA) who are selected by that Trustee and otherwise independent of, and have no material business relationships with, the Company or a Related Company.

         C. The term "Related Company" means any corporation, trade, or business during any period that it is, along with the Company, a member of a controlled group of corporations, a controlled group of trades or businesses, or an affiliated service group, as described in Section 414(b), 414(c), or 414(m), respectively, of the Internal Revenue Code.

         D. Any Protected Participant (or a Beneficiary of a Protected Participant) who brings any legal action after a Material Change to enforce the provisions of this Section 10 or any other provisions of the Plan or the Trust shall be entitled to recover from the Company any and all attorneys' fees and other costs and expenses incurred in enforcing such provisions for his or her benefit or for the benefit of any or all Protected Participants (or Beneficiaries of Protected Participants) unless the resolution of such legal action includes a finding denying, in total, the claims of such Protected Participant (or Beneficiary of such Protected Participant).



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         E. If a Participant's employment with an Employer terminates for any reason following the occurrence of a Material Change, the Participant or the Beneficiary of such Participant shall receive payment of the accumulated value of the Deferral Amount as such time, in such manner and in such amount as prescribed by Section 4, 5, 6, 7 or 9, as applicable, except to the extent the Participant or Beneficiary has elected an earlier payment pursuant to Section 10
            (F) or 11.

         F. Lump sum Settlement Option. If a Material Change occurs, a Participant or Beneficiary may, at any time following such Material Change, elect to receive an immediate lump-sum payment equal to the accumulated value of his or her Deferral Amount, with the rate credited in the calculation of such accumulated value of the Deferral Amount being the Moody's Corporate Bond Rate, reduced by a penalty equal to ten percent (10%) of such accumulated value of the Deferral Amount. The ten percent (10%) penalty amount shall be permanently forfeited and shall not be paid to, or in respect of, the Participant or his or her Beneficiary. Distribution shall be made as soon as practicable and in any event within ninety (90) days following the election by the Participant or Beneficiary. For purposes of this Section 10(F), a Participant's Deferral Account shall be valued as of the last day of the month immediately preceding the date on which the Participant's or Beneficiary's election is received by the Company. Any Participant who elects to receive an immediate lump-sum payment pursuant to this Section 10(F), shall have no further right to participate in the Plan or any subsequent Deferred Compensation/Capital Accumulation Plan.

         G. Notwithstanding any other provision of the Plan, except as may otherwise be provided in a resolution of the Board of Directors of the Company adopted prior to the occurrence of a Material Change, the provisions of this Section 10 may not be amended and shall continue to apply, without amendment, in any successor plan.

10. Hardship Distributions-Waiver of Deferrals. In the event that the Committee, upon written petition of the Participant or Beneficiary, determines in its sole discretion that the Participant or Beneficiary has suffered an unforeseeable financial emergency, the Company if so directed by the Committee, shall distribute to the Participant or Beneficiary as soon as reasonably practicable following such determination, an amount not in excess of the value of the Participant's Deferral Amount necessary to satisfy the emergency. An unforeseeable financial emergency is an unanticipated emergency that is caused by an event beyond the reasonable control of the Participant or Beneficiary, such as the financial hardship which may result from an accident, sudden illness or death of an immediate family member or casualty loss. Financial need arising from foreseeable events, such as the purchase of a residence or educational expenses, shall not be considered an emergency. A Participant who receives a hardship distribution pursuant to this Section 11, shall also cease making deferrals pursuant to this Plan or any subsequent Deferred Compensation/Capital Accumulation Plan.

11. Facility of Payment. If, in the Committee's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his/her financial affairs, then the Committee may, until claim is made by a conservator or other person legally charged with the care of his/her person or of his/ her estate, direct the Employer to make payment to a relative or friend of such person for his/her benefit. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his/her person or his/her estate.



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12.      Insurance. An Employer may, in its sole discretion, purchase a policy or policies of insurance on the life of any Participant or disability insurance with respect to any Participant, the cash value, if any, and proceeds of which may, but need not, be used by the Employer to satisfy part or all of its obligations, hereunder. The Employer will be the owner of any such policies and neither the Participant nor any other person or entity claiming through the Participant shall have any ownership rights in such policies or any proceeds thereof. The Participant, as a condition of receiving any benefits hereunder, on behalf of him/herself of any person or entity claiming through him/her, shall cooperate with the Employer in obtaining any such insurance that the Employer desires to purchase by submitting to such physical examinations, completing such forms, and making such records available as may be required by the Employer from time to time.

13. Effect on Other Benefits. The Deferral Amount of a Participant shall be included in the Participant's [year] compensation for purposes of calculating the Participant's bonuses and awards under any incentive or similar compensation plan or program of the Employer, insurance, and other employee benefits, except that to the extent required by the terms of any plan qualified under Section 401 or Section 423(b) of the Internal Revenue Code maintained by an Employer, the amount deferred under Section 3 shall not be included as [year] calendar year compensation in calculating the Participant's benefits or contributions by or on behalf of the Participant under such plan or plans. Payment under the Plan shall be excluded from compensation in years paid for purposes of calculating a Participant's bonuses and awards under any incentive or similar compensation plan or program of an Employer, insurance, and other employee benefits, except that to the extent required by the terms of any plan qualified under Section 401 or
         Section 423(b) of the Internal Revenue Code maintained by an Employer, payments made while the Participant is an employee of an Employer shall be included as compensation in the year paid.

14. Non-Alienation. Neither a Participant nor anyone claiming through him/her shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto hereby are expressly declared to be non-assignable and non-transferable, nor shall any such right to receive payments hereunder be subject to the claims of creditors of a Participant or anyone claiming through him/her to any legal, equitable, or other proceeding or process for the enforcement of such claims.

15. Tax Withholding. Notwithstanding the provisions of Section 13, an Employer may withhold from any payment made by it under the Plan or from a Participant's other compensation such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code or the Social Security Act or any state or local income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

16. Non-Secured Promise. The rights under this Plan of a Participant and any person or entity claiming through him/her shall be solely those of an unsecured, general creditor of the Employer. Any insurance policy or other asset acquired or held by an Employer shall not be deemed to be held by the Employer for or on behalf of a Participant, or any other person, or to be security for the performance of any obligations hereunder of the Employer, but shall, with respect to this Plan, be and remain a general, unpledged, unrestricted asset of the Employer.

17. Independence of Plan. Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other employment agreement or employment benefit agreement or plan or rights that may exist from time to time between the parties hereto. This Plan shall not be deemed to



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
         constitute a contract of employment between an Employer and a Participant, nor shall any provision hereof restrict the right of an Employer to discharge a Participant, or restrict the right of a Participant to terminate his/ her employment with an Employer.

18. Paragraph Headings. The Paragraph headings used in this Plan are for convenience of reference only and shall not be considered in construing this Plan.

19. Responsibility for Legal Effect. Neither the Committee nor any Employer makes any representation or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan.

20. Committee Determinations Final. Each determination provided for in this Plan shall be made in the absolute discretion of the Committee. Any such determination shall be binding on all persons.

21. Amendment. The Company may in its sole discretion amend the Plan from time to time. No such amendment shall reduce a Participant's or Beneficiary's benefits under the Plan to an amount less than an amount that he/she would have been entitled to under the Plan on the later of the date the amendment is adopted or made effective if the Plan had been terminated on that date.

22. Termination at the Employer's Option. Notwithstanding any other provision of this Plan, the Company may terminate this Plan at any time if the Committee, in its sole and absolute discretion, determines that any change in federal or state law, or judicial or administrative interpretation thereof, has materially affected the Employer's cost of providing the benefits otherwise payable under this Plan, or for any other reason whatsoever. Upon such termination, the sole amount payable to Participant shall be a lump sum payment, as soon as practicable after such termination, of the accumulated value of the Deferral Amount. For purposes of this Section, the rate to be credited in the calculation of the accumulated value of the Deferral Amount shall be the Moody's Corporate Bond Rate.

23. Binding on Successors. The provisions of this Plan shall be binding upon and shall inure to the benefit of the Company, any Related Company that adopts the Plan, the Participants, and their respective successors in interest and assigns, including, without limitation, the surviving corporation in any merger or consolidation with the Company or such Related Company and, to the extent provided in the Plan, the Beneficiaries of the Participants. After a Material Change, except as may otherwise be determined by a resolution of the Board of Directors of the Company adopted prior to the occurrence of the Material Change, a successor in interest to the Company or a Related Company that adopts the Plan shall be deemed to have adopted the Plan and shall have all of the liabilities and obligations of the Company or that Related Company under the Plan. Except as may otherwise be determined by a resolution of the Board of Directors of the Company adopted prior to the occurrence of a Material Change, the Company shall require any person or entity that becomes a successor in interest to the Company or a Related Company that adopts the plan to expressly assume the Plan and agree to perform all of the obligations of the Company or that Related Company, as the case may be, under the Plan. For purposes of this
         Section 24, following a Material Change, a successor in interest to the Company or a Related Company that adopts the Plan shall include, without limitation, any person or entity (or group of related or affiliated persons or entities) that acquires (in a single transaction or a series of related transactions) any businesses or assets of the Company or such Related Company representing twenty-five percent (25%) or more of the Company's or such Related Company's sales, operating profits, or operating assets.

24. Controlling Law. The Plan shall be construed in accordance with the laws of the state of Illinois to the extent not pre-empted by laws of the United States of America.


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

IN WITNESS WHEREOF, the Company has adopted this Wallace Computer Services, Inc. [year] Deferred Compensation/Capital Accumulation Plan as of _______________ ___, ______.





WALLACE COMPUTER SERVICES, INC.



By:
   ----------------------------------------


Chairman and Chief Executive Officer




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